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                                                                     EXHIBIT 3.3


                           SOUTHWEST ROYALTIES, INC.

                             A Delaware Corporation

                                    BY-LAWS


                                   ARTICLE I

                                  STOCKHOLDERS


          Section 1.1    Annual Meeting.
                         --------------

          An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

          Section 1.2    Special Meetings.
                         ----------------

          Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, if any, the President, the Secretary, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice. A special meeting of stockholders shall be called by the President or the Secretary upon the written request, starting time, place, and the purpose or purposes of the meeting, of stockholders who together own of record a majority of the outstanding stock of all classes entitled to vote at such meeting.

          Section 1.3    Notice of Meeting.
                         -----------------

          Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary, or an
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Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

          Section 1.4    Quorum.
                         ------

          Except as otherwise provided by law or in the Certificate of Incorporation or there By-laws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-Laws until a quorum shall attend.

          Section 1.5    Adjournment.
                         -----------

          Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.6    Organization.
                         ------------

          The Chairman of the Board, if any, or in his absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders, may appoint any

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stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all Vice Presidents.

          The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

          Section 1.7    Voting.
                         ------

          Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

                                   ARTICLE II

                               BOARD OF DIRECTORS

          Section 2.1    Number and Term of Office.
                         -------------------------

          The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase to as many as ten (10) or decrease to as many as two (2) the number of directors. The directors shall be elected at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article IV) until

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the next succeeding annual meeting of stockholders and until his respective successor has been elected and qualified.

          Section 2.2    Chairman of the Board.
                         ---------------------

          The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board.

          Section 2.3    Meetings.
                         --------
          Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

          Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the President or by two of the directors then in office.

          Section 2.4    Notice of Special Meetings.
                         --------------------------

          The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least ten days before the meeting, or by telegram, cable, radiogram, or personal service at least two (2) days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

          Section 2.5    Quorum and Organization of Meetings.
                         -----------------------------------

          A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than

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a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the President or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.6    Committees.
                         ----------

          The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee. In the absence or disqualification of a member of a committee, the member of members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger of consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's

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property and assets, recommending to the stockholders a dissolution of the
Corporation or a revocation of dissolution, or amending these By-Laws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee which may be established by the Board of Directors or these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than for regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

          Section 2.7    Action Without Meeting.
                         ----------------------

          Nothing contained in these By-Laws shall be deemed to restrict the power of the directors or members of any committee to take any action, required or permitted to be taken by them, without a meeting.

          Section 2.8    Telephone Meetings.
                         ------------------

          Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE III

                                    OFFICERS

          Section 3.1    Executive Officers.
                         ------------------

          The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or

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more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

          3.2  Powers and Duties.
               -----------------

          The Chairman of the Board, if any, or, in his absence, the President, shall preside at all meetings of the stockholders and of the Board of Directors. The President shall be the chief executive officer of the Corporation. In the absence of the President, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the President. The officers and agents of the Corporation shall perform such duties in the management of the business, property, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.

                                   ARTICLE IV

                     RESIGNATIONS, REMOVALS, AND VACANCIES

          Section 4.1    Resignations.
                         ------------

          Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be
no specified therein, then upon receipt thereof.   The acceptance of such
resignation shall not be necessary to make it effective.

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          Section 4.2    Removals.
                         --------

          The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

          Section 4.3    Vacancies.
                         ---------

          Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from an increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, he shall (subject to the provisions of this Article IV) hold office for the unexpired term of his predecessor.

                                   ARTICLE V

                                 CAPITAL STOCK

          Section 5.1    Stock Certificates.
                         ------------------

          The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

          Section 5.2    Transfer of Shares.
                         ------------------

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          Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

          Section 5.3    Fixing Record Date.
                         ------------------

          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting or stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

          Section 5.4    Lost Certificates.
                         -----------------

          The Board of Directors or any transfer agent of the Corporation may direct a new share certificate or certificates to be issued in place of any certificate or certificate theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue or a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed

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or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

          Section 5.5    Regulations.
                         -----------

          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

          Section 5.6    Restrictions on Transfer.
                         ------------------------

          No stockholder shall transfer, sell, or otherwise dispose of any portion or all of his stock in the Corporation without the written consent of the Corporation, except in accordance with the terms of this By-Law. A stockholder may, however, transfer all or part of his stock by gift to or for the benefit of himself, his spouse, his family or an affiliated person, as hereinafter defined. In such case, the transferees shall receive and hold the stock subject to the restrictions and obligations of this By-Law, and there shall be no further transfer of the stock except by gift between members of such stockholder's family or except in accordance with the other terms of this By-Law. The transferee of stock in the Corporation to whom a sale or other disposition has been made pursuant to written consent or after compliance with the terms of this By-Law shall receive and hold the stock subject to the restrictions and obligations in this By-Law.

          (a) Restrictions on Sale. Should any stockholder receive a bona fide offer to purchase all or any portion of his stock in the Corporation which he desires to accept, he shall offer, in writing, to sell the stock to the Corporation upon the terms contained in the initial offer and the Corporation shall have the right to purchase all, but not less than all, of the stock so offered at the price and upon the terms stated in the offer, for a period of thirty (30) days. If the Corporation

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fails to exercise this right with respect to all of the offered shares within the allotted time, H. H. Wommack, III ("Wommack") shall have the right to purchase such stock at the same price and upon the same terms as offered to the Corporation. The right of Wommack to purchase stock after the refusal of the Corporation is to be exercised within thirty (30) days after the date of termination of the Corporation's right to purchase. If Wommack fails to exercise this right with respect to all of the offered shares within the allotted time, the offeror may dispose of the shares of stock so offered to the person named in the offer of purchase at the price and upon the terms set forth in the purchaser's offer, provided, however, that such disposition must be made within thirty (30) days following the termination of Wommack's option.

          (b) Remedies. Upon the occurrence of any event by reason of which an offer should have been made under this By-Law respecting any stock, if the offer was not made, the Corporation or stockholder or stockholders having an option to purchase the stock after the required offer may notify the transferee or pledgee of the required offer and through the procedure described in this By-Law for acceptance of an offer of stock, may, in the case of a transferee, purchase the stock as if an offer has been properly made and accepted.

          (c) Definitions. As used in the By-Law, the following terms shall have the meaning assigned to them in this paragraph: (i) a stockholder's "family" shall include his spouse and his descendants, (ii) "affiliate" shall include persons who control, are controlled by or are under common control with the stockholder, (iii) for purposes of the definition of "affiliate," the term "control" means the power to direct the management and policies of a person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and (iv) an "offer" to sell stock required by this By-Law shall be served by certified or registered mail return receipt requested,

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and shall indicate that the stockholder has a bona fide offer for the sale of his stock, stating the name and address of the person desiring to purchase the shares and the sales price and terms of payment which were offered. The references herein to stockholders as individuals are illustrative only and does not limit stock ownership to individuals only. A stockholder may be any person, including any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          (d) Stock Certificates. The fact that the stock of the Corporation is subject to this restriction shall be appropriately endorsed on each stock certificate.

          (e) Termination. The operation of this Section 5.6 shall be suspended on the effective date of any registration statement under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission relative to the offer and sale to the public of the Corporation's equity securities. Notwithstanding the foregoing, if such offering should not close for any reason, the stock of the Corporation shall become subject to this Section 5.6.

                                   ARTICLE VI

                                INDEMNIFICATION

          Section 6.1    General Authority.
                         -----------------

          The Corporation shall indemnify its officers and directors, with respect all matters to which Section 145 of the General Corporation Law of Delaware may in any way relate, to the full extent permitted or allowed by the law of Delaware, whether or not specifically required, permitted or allowed by said Section 145.

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          Section 6.2    Insurance.
                         ---------

          The Corporation shall have power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

                                  ARTICLE VII

                               GENERAL PROVISIONS

          Section 7.1    Corporate Seal.
                         --------------

          The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

          Section 7.2    Fiscal Year.
                         -----------

          The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

          Section 7.3    Notices and Waivers Thereof.
                         ---------------------------

          Whenever any notice whatever is required by law, the Certificate of Incorporation, or these By-Laws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable, or radiogram, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable, or radiogram shall be deemed to have been given when it shall

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have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid. Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time states therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

          Section 7.4    Stock of Other Corporations and Other Interests.
                         -----------------------------------------------

          Unless otherwise ordered by the Board of Directors, the President, the Secretary and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

          The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have

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power equal in all respects to that of the stockholders to adopt, amend, or repeal the By-Laws by vote of not less than a majority of the entire Board. However, any By-Laws adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

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